Copart, Inc.

For Immediate Release

Copart Reports First Quarter Fiscal 2012 Financial Results

Fairfield, Calif. (November 28, 2011) — Copart, Inc. (NASDAQ: CPRT) today reported the results for its first quarter ended October 31, 2011.

For the three months ended October 31, 2011, revenue, operating income and net income were $225.6 million, $65.4 million and $41.1 million, respectively. These represent increases in revenue of $13.0 million, or 6.1%; in operating income of $5.8 million, or 9.7%; and in net income of $3.3 million, or 8.8%, from the same quarter last year. Fully diluted earnings per share for the three months ended October 31, 2011 were $0.62 compared to $0.45 for the same period last year, an increase of 37.8%.

During the first quarter of our fiscal 2011, the Company prospectively adopted Accounting Standards Update 2009-13, Revenue Arrangements with Multiple Deliverables (ASU 2009-13).  Consequently, effective August 1, 2010, the Company recognizes certain revenues, primarily towing fees, titling fees and vehicle preparation fees when the service is performed. Prior to our first quarter of fiscal 2011, these revenues were recognized when the car associated with those fees was sold. As a result of this change, the Company recognized approximately $9.1 million in revenue and $8.8 million in expenses associated with that revenue which would have otherwise been recognized in future periods. Excluding the impact of ASU 2009-13, growth in revenue would have been $19.9 million, or 9.8%, over the same quarter last year. A reconciliation between revenue on a GAAP basis and non-GAAP revenue is provided in the table on page 6.

During the current quarter the Company incurred approximately $1.5 million in additional expenses, primarily stay pay, severance and relocation expenses, directly associated with moving its headquarters from Fairfield, CA to Dallas, TX.

Also, during the current quarter the Company repurchased 1,069,898 shares of its common stock at a weighted average price of $40.73 per share under its share repurchase program. At the end of the quarter, Copart had 27,477,065 shares available for repurchase under its share repurchase program.

On Tuesday, November 29, 2011, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at
http://w.on24.com/r.htm?e=380654&s=1&k=73FA6EB94CC464A48B730936FB8C9F21. A replay of the call will be available through December 31, 2011 by calling (888) 203-1112. Use confirmation code #7946277.

This release includes non-GAAP revenue, this non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Copart believes that this non-GAAP measure has limitations in that it does not reflect all of the amounts associated with Copart’s results of operations as determined in accordance

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

with GAAP and that this measure should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measure.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 154 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

(707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended October 31,
	2011	2010
Net sales and revenue:
Service revenues	$185,647	$179,580
Vehicle sales	39,979	33,087
Total service revenues and vehicle sales	225,626	212,667

Operating costs and expenses:
Yard operations	88,005	86,158
Cost of vehicle sales	34,194	28,206
Yard depreciation and amortization	8,202	9,449
Gross margin	95,225	88,854
General and administrative	25,956	26,984
General and administrative depreciation and amortization	3,893	2,276
Total operating expenses	160,250	153,073
Operating income	65,376	59,594
Other (expense) income:
Interest (expense) income	(2,125)	65
Other income	564	504
Total other (expense) income	(1,561)	569
Income before income taxes	63,815	60,163
Income taxes	22,666	22,340
Net income	$41,149	$37,823

Earnings per share-basic
Basic net income per share	$0.63	$0.45
Weighted average common shares outstanding	65,716	83,745

Earnings per share-diluted
Diluted net income per share	$0.62	$0.45
Weighted average common shares and dilutive potential common shares outstanding	66,901	84,406

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	October 31, 2011	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$212,677	$74,009
Accounts receivable, net	136,284	122,859
Inventories and vehicle pooling costs	23,319	25,042
Income taxes receivable	785	5,145
Prepaid expenses and other assets	11,206	14,813
Total current assets	384,271	241,868
Property and equipment, net	594,851	600,388
Intangibles, net	11,399	12,748
Goodwill	197,129	198,620
Deferred income taxes	12,400	9,425
Other assets	25,834	21,387
Total assets	$1,225,884	$1,084,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101,489	$101,708
Deferred revenue	4,526	5,636
Income taxes payable	22,262	3,543
Deferred income taxes	131	440
Current portion of short term debt	75,387	50,370
Other current liabilities	4,840	4,929
Total current liabilities	208,635	166,626
Deferred income taxes	9,585	10,057
Income taxes payable	24,707	24,773
Long term debt	425,337	325,386
Other liabilities	2,775	2,422
Total liabilities	671,039	529,264
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 65,055 and 66,006 shares issued and outstanding at October 31, 2011 and July 31, 2011, respectively	315,428	313,940
Accumulated other comprehensive loss	(27,339)	(23,225)
Retained earnings	266,756	264,457
Total shareholders’ equity	554,845	555,172
Total liabilities and shareholders’ equity	$1,225,884	$1,084,436

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,
	2011	2010
Cash flows from operating activities:
Net income	$41,149	$37,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,027	11,722
Allowance for doubtful accounts	(557)	(41)
Deferred rent	(140)	(88)
Share-based compensation	5,045	4,636
Excess tax benefits from share-based compensation	(202)	(110)
(Gain) loss on sale and impairment of property and equipment	(288)	1,273
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(13,144)	(7,985)
Vehicle pooling costs	76	9,277
Inventory	1,447	739
Prepaid expenses and other current assets	3,499	2,819
Other assets	(4,165)	(60)
Accounts payable and accrued liabilities	207	353
Deferred revenue	(1,108)	(5,038)
Income taxes receivable	4,572	8,690
Deferred income taxes	(3,572)	(395)
Income taxes payable	18,727	13,923
Other liabilities	614	---
Net cash provided by operating activities	64,187	77,538

Cash flows from investing activities:
Purchases of property and equipment	(7,274)	(14,777)
Proceeds from sale of property and equipment	182	3,704
Net cash used in investing activities	(7,092)	(11,073)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,359	674
Excess tax benefit from share-based payment arrangements	202	110
Proceeds from the issuance of long-term debt	125,000	---
Debt offering costs	(313)	---
Repurchase of common stock	(43,983)	(75,710)
Net cash provided by (used in) financing activities	82,265	(74,926)

Effect of foreign currency translation	(692)	743

Net increase (decrease) in cash and cash equivalents	138,668	(7,718)

Cash and cash equivalents at beginning of period	74,009	268,188
Cash and cash equivalents at end of period	$212,677	$260,470

Supplemental disclosure of cash flow information:
Interest paid	$2,011	$15
Income taxes paid	$2,998	$122

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Non-GAAP Financial Measure and Reconciliation
(In thousands)
(unaudited)

	Three months ended October 31,
	2011	2010
GAAP service revenues and vehicle sales	$ 225,626	$ 212,667
Impact of ASU 2009-13:	2,146	9,123
Non-GAAP service revenues and vehicle sales	$ 223,480	$ 203,544

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000